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                                                                    EXHIBIT 99.1

                          CRAMER SYSTEMS GROUP LIMITED

                        ENTERPRISE MANAGEMENT INCENTIVES

                                     ("EMI")

                                     SCHEME

                                  SCHEME RULES

                  (ADOPTED BY THE DIRECTORS ON 6TH MARCH 2003)

                               ERNST & YOUNG LLP,
                                   APEX PLAZA
                                     READING
                                     RG1 1YE

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                    RULES OF THE CRAMER SYSTEMS GROUP LIMITED

                     ENTERPRISE MANAGEMENT INCENTIVES SCHEME

                                    CONTENTS

RULE                                                                       PAGES
----                                                                       -----
1.  Definitions and Interpretation......................................      1

2.  Grant of Options....................................................      5

3.  Individual Limits...................................................      7

4.  Scheme Limits.......................................................      8

5.  Conditions of Exercise..............................................      8

6.  Vesting of Options..................................................      8

7.  Rights of Exercise and Lapse of Options.............................      9

8.  Exercise of Options.................................................     12

9.  Takeovers...........................................................     13

10. Winding Up..........................................................     14

11. Exchange of Options on a Takeover...................................     15

12. Variation of Share Capital..........................................     16

13. Administration......................................................     17

14. Amendments..........................................................     18

15. General.............................................................     19


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                    RULES OF THE CRAMER SYSTEMS GROUP LIMITED
                 ENTERPRISE MANAGEMENT INCENTIVES SCHEME ("EMI")

1.   DEFINITIONS AND INTERPRETATION

     In this Scheme, the following words and expressions shall, where the context so permits, have the following meanings:

     "ADMISSION"                   The admission of the Shares to the Official
                                   List of the United Kingdom Listing Authority
                                   or the granting of permission for the Shares
                                   to be dealt in on the Alternative Investment
                                   Market or any other recognised investment
                                   exchange (as defined in Section 285 of the
                                   Financial Services and Markets Act 2000);

     "AIM" Means the Alternative Investment Market of the London Stock Exchange;

     "THE AGREEMENT"               The agreement in writing granting an Option
                                   pursuant to this Scheme entered into by an
                                   Eligible Employee and the Grantor in such
                                   form as the Directors shall from time to time
                                   determine (and which in the case of an EMI
                                   Option complies with paragraph 40 of Schedule
                                   14);

     "ANY OTHER SCHEME"            Any scheme (other than this Scheme) adopted
                                   by the Company which provides for the
                                   acquisition of Shares by or on behalf of bona
                                   fide employees or former employees of the
                                   Company and/or any of its subsidiaries or any
                                   of such employees' or former employees'
                                   wives, husbands, widows, widowers, children
                                   or step children (under the age of 18);

     "AUDITORS"                    The auditors for the time being of the
                                   Company, or in the event of there being joint
                                   auditors such one of them as the Directors
                                   shall select;

     "COMMITTED TIME"              The meaning given in paragraph 29 of Schedule
                                   14;

     "THE COMPANY"                 Cramer Systems Group Limited registered in
                                   England under number 4075033;

     "COMPANY LIMIT"               The limit specified in paragraph 11 of
                                   Schedule 14 from time to time;

     "CONTRACTUAL NORMAL           The date specified as such in the
     RETIREMENT DATE"              Optionholder's contract of employment.

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
     "CONTROL" AND COGNATE         The meaning given by section 840 of the Taxes
     EXPRESSIONS                   Act;

     "DATE OF GRANT"               The date on which an Option is granted as
                                   evidenced by the Agreement;

     "DIRECTORS"                   The Board of Directors for the time being of
                                   the Company or, if applicable, a duly
                                   authorised committee thereof;

     "DISQUALIFYING EVENT"         An event specified in paragraphs 47 to 52
                                   inclusive of Schedule 14 which causes an EMI
                                   Option to cease to satisfy the requirements
                                   of Schedule 14;

     "ELIGIBLE EMPLOYEE"           An individual:

                                   (a)  who is a bona fide employee of the
                                        Company or a Qualifying Subsidiary;

                                   (b)  whose Committed Time is at least 25
                                        hours per week, or, if less, 75% of his
                                        Working Time; and

                                   (c)  who is not precluded from such
                                        participation by paragraphs 30 to 36
                                        inclusive of Schedule 14 (no material
                                        interest);

     "EMI OPTION"                  An Option which is a qualifying option within
                                   the meaning given in paragraph 1 of Schedule
                                   14;

     "EMPLOYER COMPANY"            The Company or a Qualifying Subsidiary by
                                   reference to which the Committed Time
                                   requirement is met by the Eligible Employee;

     "EMPLOYMENT"                  Employment by the Company and/or any
                                   Qualifying Subsidiary of the Company and/or
                                   for the purposes of Rule 11 any Acquiring
                                   Company or a Company under the Control of an
                                   Acquiring Company;

     "EXCLUDED PERSON"             Any member of the Company at the date of
                                   adoption of this Scheme and any persons
                                   connected with any of them or a company
                                   associated (within the meaning of
                                   respectively Sections 839 and 416 Taxes Act)
                                   with any of them;

     "EXERCISE CONDITION"          A condition attaching to an Option in
                                   accordance with Rule 5;

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
     "EXERCISE PRICE"              The price determined by the Directors at
                                   which each Share subject to an Option may be
                                   acquired (subject to Rule 12 - Variation of
                                   Share Capital) and either:

                                   (a)  specified at the Date of Grant; or

                                   (b)  to be determined at a later date by
                                        reference to a formula specified at the
                                        Date of Grant,

                                   provided that if Shares are to be subscribed, it may not be less than the nominal value of a Share;

     "GRANTOR"                     The Company or such other person who grants
                                   an Option under this Scheme;

     "GROUP COMPANY"               The Company or any Qualifying Subsidiary of
                                   the Company;

     "INDIVIDUAL LIMIT"            The limit specified in paragraph 10 of
                                   Schedule 14;

     "LISTING"                     The admission of any of the Company's
                                   ordinary share capital or the granting of
                                   permission for any of the Company's shares or
                                   any of the shares of any other Group Company
                                   to be dealt with on (a) the London Stock
                                   Exchange plc, or (b) any other market
                                   referred to in articles 68 and 69 of the
                                   Financial Services and Markets Act 2000
                                   (Financial Promotion) Order 2001 (SI
                                   2001/1335), or (c) on a national securities
                                   exchange in the United States of America,
                                   including for the avoidance of doubt, NASDAQ;

     "THE LONDON STOCK EXCHANGE"   London Stock Exchange plc or any of its
                                   successors;

     "MARKET VALUE"                On any day the market value of a Share
                                   determined in accordance with paragraphs 10
                                   and 66 of Schedule 14;

     "MODEL CODE"                  The Model Code for Securities Transactions by
                                   Directors of Listed Companies published by
                                   the United Kingdom Listing Authority;

     "NASDAQ"                      The National Market System of the National
                                   Association of Securities Dealers Inc.
                                   Automated Quotation;

     "NIC"                         Secondary Class 1 National Insurance
                                   Contributions chargeable under the Social
                                   Security Contributions and Benefits Act 1992;

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
     "OPTION" A right to acquire Shares pursuant to this Scheme;

     "OPTIONHOLDER"                An Eligible Employee to whom an Option has
                                   been granted which has neither lapsed nor
                                   been surrendered or exercised;

     "PERSONAL REPRESENTATIVES"    In relation to the Optionholder the legal
                                   personal representatives of the Optionholder
                                   (being either the executors of the
                                   Optionholder's will to whom a valid grant of
                                   probate has been made or if the Optionholder
                                   dies intestate the duly appointed
                                   administrator(s) of the Optionholder's
                                   estate) who have provided to the Directors
                                   satisfactory evidence of their appointment as
                                   such;

     "QUALIFYING EXCHANGE OF       The meaning given in paragraph 60 of Schedule
     SHARES"                       14;

     "QUALIFYING SUBSIDIARY"       The meaning given in paragraph 15 of Schedule
                                   14;

     "RULES" The rules of this Scheme as amended from time to time;

     "SCHEDULE 14"                 Schedule 14 to the Finance Act 2000 (as
                                   amended from time to time);

     "THIS SCHEME"                 The Cramer Systems Group Limited Enterprise
                                   Management Incentives Scheme, as amended from
                                   time to time;

     "SHARES" Fully paid "H" ordinary shares of 0.01P(one hundredth of one pence) each in the capital of the Company which are non-redeemable within the meaning of paragraph 38 of
                                   Schedule 14 and the expression "Share" shall be construed accordingly;

     "TAXES ACT"                   The Income and Corporation Taxes Act 1988;

     "UNAPPROVED OPTION"           An Option which at the Date of Grant is not
                                   an EMI Option;

     "UNITED KINGDOM LISTING       The Financial Services Authority acting in
     AUTHORITY"                    its capacity as the competent authority for
                                   the purposes of Part VI of the Financial
                                   Services and Markets Act 2000, including
                                   where the context so permits, any committee,
                                   employee, officer or servant to whom any
                                   function of the United Kingdom Listing
                                   Authority may for the time being be
                                   delegated;

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
     "VEST"                        Means in relation to an Option the
                                   crystallisation of an Optionholders right to exercise such Option (or part thereof), subject to the terms of their Agreement and Rules 5,6 and 7, (and "Vests" "Vesting" and
                                   "Vested" shall be construed accordingly);

     "WORKING TIME"                The meaning given in paragraph 29 of Schedule
                                   14.

     The Interpretation Act 1978 shall apply hereto as it does to an Act of Parliament. Any reference to any statutory provision is to that provision as amended or re-enacted from time to time. Unless the context otherwise requires, words in the singular shall include the plural and vice versa, words importing the masculine gender shall include the feminine and vice versa and the headings set out below are for guidance only and shall not be used as an aid to the construction of these provisions.

2.   GRANT OF OPTIONS

     2.1 Subject to Rules 2.9, and 2.11 the Grantor may grant, in their absolute discretion, an Option to an Eligible Employee at any time. No Eligible Employee shall be entitled as of right to participate in the Scheme.

     2.2 An EMI Option shall be granted in respect of Shares with a total value not exceeding the Individual Limit.

     2.3 Where the Grantor grants an EMI Option exceeding the Individual Limit, then the amount that it exceeds the Individual Limit shall be treated as an Unapproved Option, and accordingly the terms of this Scheme relating to EMI Options only and the provisions of Schedule 14 shall not apply to such balance.

     2.4 Where the Grantor grants an EMI Option, which results in the Company Limit being exceeded, then the excess as prescribed by paragraph 11 of
          Schedule 14 shall be treated as an Unapproved Option.

     2.5 If an Optionholder has been granted EMI Options in respect of Shares whose Market Value is equal to the Individual Limit (whether or not they have been exercised or released) any Option granted to him within 3 years of the date on which he was granted his last EMI Option shall be treated as an Unapproved Option.

     2.6 As soon as practicable after the Grantor decides to grant an Option to an Eligible Employee the Grantor and the Eligible Employee shall enter into an enforceable Agreement, which shall state:

          2.6.1 the Date of Grant of the Option;

          2.6.2 that the Option is an EMI Option or an Unapproved Option (as the case may be);

          2.6.3 (in respect of an EMI Option) that the Option is granted under the provisions of Schedule 14;

          2.6.4 the number, or maximum number, of Shares that may be acquired;

          2.6.5 the Exercise Price payable for each Share subject to the Option or the method by which that price is to be determined;

          2.6.6 the Vesting criteria, as determined by the Directors; and

          2.6.7 when and how the Option may be exercised.

          and in the case of an EMI Option such Agreement shall include any other details required pursuant to paragraph 40 of Schedule 14.

     2.7 Should the terms of the Agreement conflict with these Scheme Rules then the provisions of the Agreement shall take precedence.

     2.8 Subject to the right of a deceased Optionholder's Personal Representatives to exercise an Option in accordance with Rule 7.4 every Option shall be personal to the Eligible Employee to whom it is granted and shall not be capable of being transferred, assigned or charged or otherwise alienated.

     2.9 The Grantor may grant an EMI Option to an Eligible Employee only if all of the following conditions are satisfied at the Date of Grant of the proposed EMI Option:

          2.9.1 the Directors have satisfied themselves that it is being granted for commercial reasons in order to recruit or retain an employee and not as part of a scheme or arrangement the main purpose, or one of the main purposes, of which is the avoidance of tax;

          2.9.2 in the case of an EMI Option to be granted, the total Market Value of Shares in the Company in respect of which unexercised EMI Options subsists shall not exceed L3 million (or such other value as shall be specified at that time in paragraph 11 of
               Schedule 14);

          2.9.3 the Company or a Group Company as the case may be meets the trading activities requirement of paragraph 17 of Schedule 14;

          2.9.4 the gross assets of the Company do not exceed L30 million (or such other amount as may at that time be specified in paragraph 16 of Schedule 14). For these purposes "gross assets" means:

               (i)  the sum of all the fixed and current assets of the Company;
                    or

               (ii) if the Company is a member of a group of companies, the sum of the fixed and current assets of all the Group Companies excluding any member's rights against, or shares in or securities of another Group Company).

               determined in accordance with Inland Revenue Statement of Practice 2/00 or its successors; and

          2.9.5 the qualifying subsidiaries requirement of paragraph 14 of
               Schedule 14 is satisfied.

     2.10 For the purposes of Rule 2.9 above, the Market Value of a Share shall be determined in accordance with paragraph 10 of Schedule 14 in respect of the day on which each of the relevant unexercised EMI Options were granted.

     2.11 An Option shall not be granted unless the Grantor is satisfied at the relevant time (if then applicable) that such grant would not be in breach of the Model Code or any other applicable laws, codes or regulations relating to the acquisition of securities including the internal code of the Company.

3.   INDIVIDUAL LIMITS

     3.1 Any EMI Option granted to an Eligible Employee by the Grantor shall be limited and take effect so that, immediately following such grant, the aggregate Market Value of:

          3.1.1 all shares in respect of which EMI Options or other options which are qualifying options within the meaning given in paragraph 1 of Schedule 14 are then held by him and granted by reason of his Employment with any one or more Group Companies;

          3.1.2 all other shares in respect of which EMI Options or other options which are qualifying options within the meaning given in paragraph 1 of Schedule 14 were granted to him within the preceding three years by reason of his Employment with any one or more Group Companies, whether or not such EMI Options have been exercised or released; and

          3.1.3 all shares in respect of which options were granted to him under a company share option scheme approved by the Inland Revenue under Schedule 9 to the Taxes Act by reason of his Employment with the Employer Company or any other Group Company, which options have neither lapsed nor been exercised or released, shall not exceed L100,000 or such other amount as may from time to time be specified in paragraph 10 of Schedule 14.

3.2 For the purposes of Rule 3.1, the Market Value of the Shares or shares shall be their Market Value at the date or dates on which the relevant EMI Options or other options were granted or such earlier time or times as may be agreed with the Inland Revenue.

4.   SCHEME LIMITS

     4.1 The aggregate number of Shares which may be issued on the exercise of Options under this Scheme when aggregated with the Shares which may be issued under Any Other Scheme shall not exceed 5,000,000.

5.   CONDITIONS OF EXERCISE

     5.1 On the Date of Grant the Grantor may in their discretion impose one or more objective Exercise Conditions on any Option, which they grant preventing its exercise unless such conditions have been complied with. The Exercise Conditions will be outlined in the Optionholder's Agreement and shall include reference to a date on which the Option will become exercisable regardless as to whether the Exercise Conditions have been satisfied.

     5.2 If, after the Grantor has imposed any Exercise Condition to be satisfied pursuant to this Rule 5, events occur which cause the Grantor to consider that any of the Exercise Conditions have become unreasonable, unfair or impractical, the Grantor may, in its discretion (provided such discretion is exercised fairly and reasonably) amend, relax or waive such Exercise Condition.

     5.3 The Grantor shall notify all relevant Optionholders in writing of any amendment, relaxation or waiver of any Exercise Condition made pursuant to Rule 5.2.

     5.4 The Directors will determine in their complete discretion whether and when an Exercise Condition has been met by the Optionholder. This discretion will be exercised in a fair and reasonable manner.

6.   VESTING OF OPTIONS

     6.1 Subject to Rules 6.2, 7.10.2 and 9.4 an Option granted under this Scheme shall Vest as follows:-

          6.1.1 on the expiry of six months from the Date of Grant, the Option will Vest over two sixteenths of the Shares over which it subsists; and

          6.1.2 the Option will Vest over further instalments each amounting to one sixteenth of the Shares over which the Option subsists on the expiry of each period of three months thereafter, until it has Vested in respect of all of the Shares over which it subsists after four years;

     6.2 The Directors have discretion to alter the Vesting provisions as set out in this Rule 6, and should the Vesting schedule in the Agreement differ from the Vesting as outlined in this Rule 6, the terms of the Agreement shall prevail.

7.   RIGHTS OF EXERCISE AND LAPSE OF OPTIONS

     RIGHTS OF EXERCISE

     7.1  An Option may not be exercised before whichever is the later of:

          7.1.1 the Vesting dates stated in these Rules and/or the Agreement;

          7.1.2 the date or dates upon which any Exercise Condition specified in the Agreement pursuant to Rule 5.1 (as amended, relaxed or waived pursuant to Rule 5.2) has/have been satisfied. To the extent that Exercise Conditions have been specified, the Agreement shall include reference to a date on which the Option will become exercisable regardless as to whether the Exercise Conditions have been satisfied.

          but in any event may not be exercised later than the day before the tenth anniversary of the Date of Grant.

     7.2 The Directors reserve the right to restrict the number of Options to be exercised and Shares to be sold on the open market at Listing and each employee granted Options under this Scheme shall undertake to sign an agreement where they agree to be bound by the broker's decision on sale of the Shares on the open market at the date of Listing.

     7.3 Save as provided in Rules, 7.4 (Death of Optionholder), 7.5 (Disqualifying Events), 7.6 (Cessation of employment "good leavers"),
          7.8 (Cessation of employment -Leaving for other reasons) 9 (Takeovers) and 10 (Winding Up) an Option, to the extent that it has Vested and become exercisable, may be exercised by an Optionholder only while he is an Eligible Employee.

     DEATH OF OPTIONHOLDER

     7.4 Subject to Rules 6 and 7.1, if an Optionholder ceases to hold Employment by reason of his death then the Option, to the extent that it has Vested and become exercisable, in accordance with these Rules and/or the Agreement, at the date of death, may be retained and exercised by his Personal Representatives for a period of one year from, and including, the date of death of the Optionholder and if not then exercised shall lapse.

     DISQUALIFYING EVENTS

     7.5 Subject to Rules 6, 7.1, 7.4, 7.6 to 7.8, unless and to the extent the Directors decide otherwise, an Option, to the extent that it has Vested and become exercisable in accordance with these Rules and/or the Agreement, may be exercised within the period of 40 days following a Disqualifying Event. If not then exercised during this period the Option shall lapse and cease to be exercisable.

     CESSATION OF EMPLOYMENT - "GOOD LEAVERS"

     7.6 Subject to Rules 6 and 7.1, if an Optionholder ceases to hold Employment with a Group Company on account of:

          (a) injury, ill-health or disability (evidenced to the satisfaction of the Directors);

          (b) redundancy (within the meaning of Part XI of the Employment Rights Act 1996);

          (c) actual retirement before Contractual Normal Retirement Date with the consent of the Group Company which employs the Optionholder;

          (d)  reaching the Contractual Normal Retirement Date;

          (e)  pregnancy;

          (f) the transfer of the undertaking or part-undertaking in which the Optionholder is employed to a person other than a Group Company;

          (g) the Group Company by which the Optionholder is employed ceasing to be a Group Company; or

          (h) any other reason that the Directors consider reasonably justifies the exercise of the Option,

          the Option, to the extent that it has Vested and any relevant Exercise Conditions have been satisfied, in accordance with these Rules and/or the Agreement on the date that the Optionholder leaves Employment or is given notice, may be retained and exercised. The Option will be capable of exercise for a period of 40 days from the date of cessation. If not then exercised the Option shall lapse.

     7.7 If the Option has not Vested and become exercisable in accordance with Rules 6 and 7.1 or the Agreement, at the date that the Optionholder leaves Employment or is given notice, then the Option will lapse.

     CESSATION OF EMPLOYMENT - LEAVING FOR OTHER REASONS

     7.8.1 If the Optionholder ceases Employment with a Group Company for any reason other than those set out in Rules 7.4, 7.6, and 7.8.2, the Optionholder may not exercise the Option unless the Directors, within 40 days from and including the date on which the Optionholder ceases Employment with a Group Company, permits (if at all) the Optionholder to exercise all or part of an Option, to the extent that it has Vested and become exercisable, within such period as the Directors shall determine and the Option shall thereafter lapse and cease to be exercisable SAVE THAT if no such permission is granted within 40 days beginning with the date on which the Optionholder cease Employment with a

          Group Company then the Option shall lapse and cease to be exercisable at the end of that period.

     7.8.2 If the Optionholder ceases Employment with a Group Company because he is dismissed for "cause" (as defined below), the right to exercise an Option shall terminate immediately and the Optionholder shall have no entitlement under the Scheme and hold the Group Company harmless in respect thereof. "Cause" shall mean wilful misconduct in connection with the Optionholder's office or Employment or wilful failure to perform his office or Employment responsibilities in the best interests of his Employer Company including without limitation, breach by the Optionholder of any provision of any Employment contract entered into with a Group Company.

     LAPSE OF THE OPTION

     7.9 An Option shall lapse on the occurrence of the earliest of the following:

          7.9.1 the day before the tenth anniversary of the Date of Grant;

          7.9.2 to the extent that the Option has not Vested in accordance with Rule 6 the date that the Optionholder is given notice or leaves Employment for any reason;

          7.9.3 to the extent that the Option has Vested in accordance with Rule 6 and any Exercise Conditions outlined in the Agreement have been satisfied, the expiry of the applicable period specified in Rule
               7.6 (Cessation of Employment) or such longer period as the Directors may resolve to permit but not so as to exceed the tenth anniversary of the Date of Grant;

          7.9.4 the expiry of the applicable period specified in Rule 7.4 (Death of Optionholder);

          7.9.5 If the Directors so decide, the expiry of the period specified in Rule 7.5 (Disqualifying Events), and in any event no later than 40 days after such Disqualifying Event;

          7.9.6 subject to Rule 11 (Exchange of Options on a Takeover) the expiry of the applicable periods specified in Rule 9 (Takeovers);

          7.9.7 the expiry of the applicable periods specified in Rule 10 (Winding Up);

          7.9.8 the date on which a resolution is passed, or an order is made by the Court, for the compulsory winding up of the Company; and

          7.9.9 the date on which the Optionholder is declared bankrupt or otherwise is unable to pay their debts by any competent jurisdiction or does or omits to do anything as a result of which he is deprived of the legal or beneficial ownership of the Option.

     7.10 MISCELLANEOUS PROVISIONS

          7.10.1 For the purpose of this Rule 7 the Optionholder leaves Employment with a Group Company on the date that the Optionholder no longer holds any office or Employment with the Company or any Qualifying Subsidiary.

          7.10.2 In their absolute discretion the Directors may, in relation to this Rule 7, accelerate the Vesting of Options and/or extend any period of 40 days referred to in Rules above (but not so as to exceed the day before the tenth anniversary of Date of Grant).

8.   EXERCISE OF OPTIONS

     8.1 The Option shall be exercised by notice in writing (in the form prescribed by the Company from time to time) given by the Optionholder (or his Personal Representatives as the case may be) to the Company. Unless and to the extent the Directors decide otherwise, the notice of exercise of the Option shall be accompanied by a remittance in cleared funds for the aggregate of the Exercise Prices payable.

     8.2 Where the exercise of an Option is conditional on the happening of an Exercise Condition, any such notice in writing given by the Optionholder prior to the happening of the Exercise Condition shall be deemed to be conditional, upon the happening of the Exercise Condition and shall, if accompanied by payment in full for the Shares, be deemed to take effect upon such Exercise Condition being satisfied, the date that the Exercise Condition is satisfied shall constitute the date of exercise, or if given after the Exercise Condition is satisfied, shall take effect on the day it, together with appropriate payment, is delivered and such day shall constitute the date of exercise.

     8.3 Subject to Rules 8.4 and 8.5, within 30 days of the Option exercise the Directors shall allot the Shares in respect of which the Option has been validly exercised and shall issue a definitive certificate or such other acknowledgement of shareholding as is from time to time permitted in respect of the Shares allotted, unless the Directors consider that such allotment would not be lawful in the relevant jurisdiction.

     8.4 Unapproved Options and EMI Options where the Exercise Price is less than Market Value will be granted subject to the condition that the Optionholder shall meet the Company's, or the Employer Company (if not the Company)'s or Grantor's NIC due on the exercise, cancellation or release of the Option. For this purpose, the Optionholder will be required, if requested by the Company, or the Employer Company (if not the Company) or Grantor at any time before the exercise, cancellation or release of the Option, to enter into an election to transfer liability for such NIC in a form approved by the Inland Revenue and acceptable to the Company, Employer Company (if not the Company) or Grantor and to enter into such arrangements as may be approved by the Inland Revenue in order to secure that the payment of such liability is made on a timely basis.

     8.5 If any Group Company or Grantor is liable to account for tax or social security contributions (in any jurisdiction) for which an Optionholder is liable by virtue of the exercise of the Option that Group Company or any other Group Company or the Grantor or the trustee of any trust which is intended to be an employee share scheme pursuant to Section 743 of the Companies Act 1985 may:

          8.5.1 withhold the appropriate amount of tax or social security from the Optionholder's remuneration; or

          8.5.2 make such other arrangements as it considers necessary, (including the sale of Shares on behalf of the Optionholder) to finance the amounts above, unless the Optionholder discharges the liability himself at the date of exercise of the Option.

     8.6 Shares allotted under this Scheme shall rank pari passu in all respects with the Shares of the same class for the time being in issue save as regards any rights attaching to such Shares by reference to a record date prior to the date of allotment and in the case of a transfer of existing Shares the transferee shall not acquire any rights attaching to such Shares by reference to a record date prior to the date of such transfer.

     8.7 If and so long as the Shares are listed on the official list of the United Kingdom Listing Authority or any similar exchange, the Company shall apply for any Shares allotted under this Scheme to be admitted to the Official List or any similar list as the case may be.

     8.8 The exercise of any Option (in whole or in part) shall not be permitted at a time when (if then applicable) such exercise would be in breach of the Model Code or any applicable laws, codes or regulations relating to the acquisition of securities including the internal code of the Company.

9.   TAKEOVERS

     9.1 If any person (other than an Excluded Person) obtains Control of the Company as a result of making:

          9.1.1 a general offer to acquire the whole of the issued ordinary share capital of the Company which is made on a condition such that if it is satisfied the person making the offer will have Control of the Company; or

          9.1.2 a general offer to acquire all the shares in the Company which are of the same class as the Shares,

          then if the Directors so resolve, notice thereof may be given by the Company to any Optionholder selected by the Directors, and any such Optionholder shall at any time after the offer or obtains Control of the Company be entitled to exercise that part of his Option which has Vested and become exercisable in accordance with these Rules and/or the Agreement, provided that such exercise is before the expiry of the date upon which the Option lapses in accordance with the provisions of Rule 7.9 and within 40 days of the date of change of Control, whichever is the shorter period.

     9.2 If, under section 425 of the Companies Act 1985, the Court sanctions a compromise or arrangement proposed for the purposes of or in connection with a scheme for the reconstruction of the Company or its amalgamation with any other company or companies, notice shall be given to all Optionholders. The Optionholder may exercise that part of his Option, which has Vested and become exercisable in accordance with these Rules and/or the Agreement, immediately prior to and conditionally upon the Court sanctioning such compromise or arrangement or within 40 days thereafter. Provided always that such exercise is before the expiry of the date upon which the Option lapses in accordance with the provisions of Rule 7.9

     9.3 If, after a sale pursuant to which the acquirer has obtained Control of the Company, the acquirer becomes entitled to exercise the rights of compulsory acquisition pursuant to Sections 428 to 430 of the Companies Act 1985 and gives notice in writing of its intention to exercise such rights, as regards all shares issued pursuant to Options that have not lapsed and that are exercised prior to a specified date, the Directors may resolve that Options, which have Vested and become exercisable in accordance with these Rules and/or the Agreement, shall be and remain exercisable until the specified date, but subject always to the provisions regarding lapse of Options in Rule 7.9 and subject to such compulsory rights of acquisition in fact being exercised in accordance with such notice. Options shall lapse on the earliest of the specified date, or within 40 days of the change of Control, to the extent that they have not been exercised or such statutory rights of acquisition are not then exercised. Provided that where Rule 11.1 applies, notwithstanding that an Option shall have ceased to be exercisable under this Rule 9.3 it shall not lapse (other than on release of an Option pursuant to Rule 11.1) until the expiry of the appropriate period referred to in Rule 11.1.

     9.4 In their absolute discretion the Directors may, in relation to this Rule 9, accelerate the Vesting of Options.

10.  WINDING UP

     10.1 The Company shall notify the Optionholders as soon as practicable of any general meeting of the Company at which it is proposed to pass a resolution for the voluntary winding up of the Company.

     10.2 The Optionholder may after receipt of any notice pursuant to Rule 10.1 above (but in any event, within 40 days of the resolution being duly passed), exercise any Vested Option that has become exercisable in accordance with the provisions of

          Rules 6 and 7.1 (the exercise will be conditional on such resolution being passed and will take effect immediately thereafter) and Options not otherwise exercised before the expiry of 40 days from the date of such resolution being passed shall thereupon lapse.

     10.3 Where the Optionholder has exercised a Vested Option which has become exercisable pursuant to this Rule 10 and the resolution referred to in Rule 10.1 above has been passed then (subject to the consent of the Company's liquidator where such is required by section 88 of the Insolvency Act 1986) the said exercise shall take effect immediately and the Optionholder shall be entitled to share in the assets of the Company with existing shareholders in the same manner as he would have been entitled has he been the registered owner of the relevant Shares before the resolution was passed.

     10.4 An Option shall lapse immediately in the event of the Company being wound up otherwise than on a voluntary winding up.

11.  EXCHANGE OF OPTIONS ON A TAKEOVER

     11.1 Notwithstanding the provisions of Rule 9, if any company ("the Acquiring Company") obtains Control of the Company or becomes bound or entitled to acquire shares in the Company within any of the sets of circumstances specified in Rules 9.1, 9.2 and 9.3, or where there is a Qualifying Exchange of Shares, any Optionholder with the agreement of the Acquiring Company at any time within 6 months (or such shorter period being not less than 21 days as the Directors may notify in writing to the Optionholders) of any of the relevant circumstances specified in Rules 9.1 and 9.2 and within the time period during which any person remains bound or entitled under Rule 9.3, may release his Option ("the Old Option") in consideration of the grant to him of a new option ("the Replacement Option") which is equivalent to the Old Option.

     11.2 A new option shall only qualify as a Replacement Option if the requirements of Rule 11.1 above are met, and:

          11.2.1 the Option is granted to the holder of the Old Option by reason of his Employment:

               (i)  with the Acquiring Company; or

               (ii) if the Acquiring Company is a parent company, with the
                    Company or another Group Company;

          11.2.2 at the time of the release of rights under the Old Option, the requirements of:

               (i) paragraph 9 of Schedule 14 (purpose of granting the option); and

               (ii) paragraph 11 of Schedule 14 (Company Limit); are so far as relevant met in relation to the Replacement Option;

          11.2.3 at that time, the independence requirement and the trading activities requirement as set out in paragraphs 13 and 17 respectively of Schedule 14 are met in relation to the Acquiring Company;

          11.2.4 at that time, the individual to whom the Replacement Option is granted is an Eligible Employee in relation to the Acquiring Company;

          11.2.5 at that time, the requirements of Part V of Schedule 14 are met in relation to the Replacement Option;

          11.2.6 the total Market Value, immediately before the release, of the Shares which were subject to the Old Option is equal to the total Market Value, immediately after the grant, of the Shares in respect of which the Replacement Option is granted; and

          11.2.7 the total amount payable by the Eligible Employee for the acquisition of Shares in pursuance of the Replacement Option is equal to the total amount that would have been payable for the acquisition of Shares in pursuance of the Old Option.

     11.3 Where any Replacement Options are granted pursuant to Rule 11.1 they shall be regarded for the purposes of the subsequent application of the provisions of this Scheme as having been granted at the time when the corresponding Old Options, were granted and, with effect from the date on which the Replacement Option is granted:

          11.3.1 references to "the Company" (including the definition in Rule
               1) shall be construed as being references to the Acquiring Company to whose shares the Replacement Option relates; and

          11.3.2 references to "Shares" (including the definition in Rule 1) shall be construed as being references to shares in the Acquiring Company to which the Replacement Option relate.

          11.3.3 Notwithstanding Rule 11.3.1, references to "Admission" or change of Control in the Company shall be construed as referring to an Admission or change of Control in the Company and not the Acquiring Company (if applicable).

12.  VARIATION OF SHARE CAPITAL

     12.1 In the event of any capitalisation, rights issue, consolidation, subdivision, reduction or other variation of the share capital of the
          Company:

          12.1.1 the number of Shares comprised in an Option; and

          12.1.2 Exercise Price in respect of such Shares; and

          12.1.3 where an Option has been exercised pursuant to the provisions of these Rules but no Shares have been allotted or transferred in satisfaction of such exercise, the number of Shares to be so allotted or transferred and the Exercise Price in respect of such Shares, may, in the case of EMI Options only, be varied in such manner as the Directors shall determine and (save in the event of a capitalisation) the Auditors shall confirm in writing to be in their opinion fair and reasonable, provided that, except as provided in Rules 12.2 and 12.3, no variation shall be made which would result in the Exercise Price for an allotted Share being less than its nominal value.

     12.2 Any adjustment made to the Exercise Price of unissued Shares which would have the effect of reducing the Exercise Price to less than the nominal value of the Shares shall only be made if and to the extent that the Directors are authorised to capitalise from the reserves of the Company a sum equal to the amount by which the nominal value of the Shares in respect of which the Option is exercisable exceeds the adjusted Exercise Price. The Directors may apply such sum in paying up such amount on such Shares so that on the exercise of any Option in respect of which such a reduction shall have been made, the Directors shall capitalise such sum (if any) and apply the same in paying up such amount as aforesaid.

     12.3 Where an Option subsists over both issued and unissued Shares, an adjustment may only be made under Rule 12.2 if the reduction of the Exercise Price in relation to Options over both issued and unissued Shares can be made to the same extent.

     12.4 The Directors may take such steps as they consider necessary to notify Optionholders of any adjustment made under this Rule 12 and to call in, cancel, endorse, issue or re-issue any Agreement consequent upon such adjustment.

13.  ADMINISTRATION

     13.1 The Directors shall have power from time to time to make and vary such regulations (not being inconsistent with this Scheme) for the implementation and administration of this Scheme and/or the Agreement as they think fit.

     13.2 The decision of the Directors shall be final and binding in all matters relating to this Scheme (other than in the case of matters to be determined or confirmed by the Auditors in accordance with this Scheme).

     13.3 The costs of establishing and administering this Scheme shall be borne by the Company.

     13.4 The Company may, but shall not be obliged to, provide Eligible Employees or Optionholders with copies of any notices circulars or other documents sent to shareholders of the Company.

     13.5 Within 92 days (or such longer period as may from time to time be permitted by Schedule 14) of granting an EMI Option under this Scheme notice shall be given to the Inland Revenue by the Employer Company, which shall contain:

          13.5.1 information required by the Inland Revenue pursuant to paragraph 2 of Schedule 14;

          13.5.2 a declaration from a director or the Company Secretary of the Employer Company, that in his opinion the requirements of
               Schedule 14 have been met in relation to an Option under this Scheme and that to the best of his knowledge, the information provided is correct and complete; and

          13.5.3 a declaration from the Optionholder to whom the Option is granted that he meets the Committed Time requirement.

14.  AMENDMENTS

     14.1 Notwithstanding Rule 14.2, if the Inland Revenue raise a notice of enquiry pursuant to paragraph 4 of Schedule 14 and conclude that the requirements of Schedule 14 have not been met in relation to this Scheme and/or the Agreement (as the case may be) the Directors may alter the Rules of this Scheme and/or the Agreement as may be necessary to ensure that the requirements of Schedule 14 have been met.

     14.2 The Directors may alter or add to all or any of the Rules of this Scheme in any respect with effect from a current, future or past date by a resolution of the Directors provided that where any alteration would abrogate or adversely affect the subsisting rights of an Optionholder it will not be effective unless such alteration is made with the consent in writing of the Optionholder.

     14.3 Notwithstanding Rule 14.2, the Directors may amend the provisions of this Scheme and/or Agreement and the terms of any Options as they consider necessary or desirable in order to:

          14.3.1 make the administration of this Scheme more effective or easier;

          14.3.2 comply with or take account of the provisions of any proposed or existing legislation;

          14.3.3 take account of any of the events mentioned in Rules 9 (Takeovers) and 10 (Winding Up); or

          14.3.4 obtain or maintain favourable tax or regulatory treatment for the Company or any Group Company or any Optionholder,

          without the need for the prior approval of the Company in General Meeting or the consent of Optionholders provided that such amendments or additions do not affect the basic principles of this Scheme and/or Agreements.

     14.4 Written notice of any amendment to this Scheme shall be given to all Optionholders affected thereby.

15.  GENERAL

     15.1 This Scheme shall commence upon the date the Directors adopt this Scheme and shall terminate on the expiry of the period often years from such date. On termination no further Options may be granted but such termination shall be without prejudice to any accrued rights in existence at the date thereof.

     15.2 The Company will at all times keep available sufficient authorised and unissued Shares, or shall ensure that sufficient Shares will be available, to satisfy the exercise to the full extent still possible of all Options not lapsed pursuant to the provisions of these Rules, taking account of any other obligations of the Company to issue Shares.

     15.3 In the event of exercise of any Options upon or after a Listing the Company shall at its expense make applications for all Shares allotted pursuant to the exercise of any Option to be admitted for trading on AIM or for admission of such Shares to the Official List or for the grant or permission to deal with such Shares on any other recognised investment exchange or regulated market (as appropriate), provided that Shares are at that time Listed or the subject of an application for Listing on such exchange or market.

     15.4 The grant of an Option or issue of Shares pursuant to exercise of an Option, on or after Listing, shall be subject to obtaining any approval or consent required under the provisions of "The Listing Rules" published by the UK Listing Authority, or the City Code on Takeovers and Mergers, and/or of any regulations and enactments there under or any other regulations and enactments of any other market on which the Shares are or are to be Listed.

     15.5 Notwithstanding any other provision of this Scheme:

          15.5.1 this Scheme shall not form part of any contract of Employment between any Group Company and any employee of any such company and the rights and obligations of any individual under the terms of his office or Employment with any Group Company shall not be affected by his participation in this Scheme or any right which he may have to participate in it and this Scheme shall afford such an individual no additional rights to compensation or damages in consequence of the termination of such office or Employment for any reason whatsoever, including if such termination of Employment was lawful or unlawful;

          15.5.2 no Optionholder shall be entitled to any compensation or damages for any loss or potential loss which he may suffer by reason of being unable to exercise an Option in consequence of the loss or termination of his office or Employment with any Group Company for any reason whatsoever including if such termination of Employment was lawful or unlawful; and

          15.5.3 this Scheme shall not confer on any person any legal or equitable rights (other than those constituting the Options themselves) against any Group Company directly or indirectly, or give rise to any cause of action at law or in equity against any Group Company.

     15.6 Save as otherwise provided in this Scheme any notice or communication to be given by the Company to any Eligible Employee or Optionholder may be personally delivered or sent by fax or by ordinary post to his last known address. Where a notice or communication is sent by post it shall be deemed to have been received 48 hours after the same was put into the post properly addressed and stamped and where a notice or communication is sent by fax it shall be deemed to have been received at the time when it was sent. Share certificates and other communications sent by post will be sent at the risk of the Eligible Employee or Optionholder concerned and the Company shall have no liability whatsoever to any such person in respect of any notification, document, share certificate or other communication so given, sent or made.

     15.7 Any notice to be given to the Company shall be delivered or sent by either post or fax to the Company at its registered office and shall be effective upon receipt.

     15.8 This Scheme and all Options granted under it shall be governed by and construed in accordance with English law.

                                  RULES OF THE
                          CRAMER SYSTEMS GROUP LIMITED
                          ENTERPRISE MANAGEMENT SCHEME

                              UNITED STATES SECTION

1. This Scheme shall operate in the United States of America with the following modifications (as modified, the United States application of the Scheme shall hereinafter be referred to as the "U.S. Plan").

2. The U.S. Plan incorporates all the Rules of the Scheme ("Rules") (so far as such Rules are not contrary to the laws, such as the securities laws and tax laws of the United States), but modified as set out below. This U.S. Plan is subject to the Memorandum and Articles of Association of the Company.

3. This U.S. Plan shall commence upon the date the Company adopts this U.S. Plan and shall terminate on the expiration of the period of ten years from such date. On termination no further Options may be granted, but such termination shall be without prejudice to any accrued rights in existence at the date thereof. The Grantor shall have the sole authority and discretion as to whether and to whom to grant a Non-Qualified Stock Option ("NQSO") or an Incentive Stock Option ("ISO") under Internal Revenue Code ("Code") Section 422; provided, however, that the terms of each Option shall specify clearly whether the type of Option being granted is intended to be an ISO. Notwithstanding any other provision hereof, Eligible Employees for the purposes of the grant of ISOs arc employees of any United States Subsidiary in the Group, within the meaning of Code Section 424(f), or any entity which would be a Parent, within the meaning of Code Section 424(e) (a "Parent").

4. Notwithstanding the limit contained in Section 6 of this U.S. Plan, the maximum aggregate number of Shares under this U.S. Plan with respect to which there may be a grant of Options is ________ Shares. In addition, the maximum number of Shares under this U.S. Plan with respect to which there may be a grant of ISOs is ___________ Shares. To the extent that any ISO is disqualified and no longer an ISO, the number of Shares underlying the Option shall continue to count against the aggregate limit of _________ Shares. If any Option expires, terminates or is cancelled for any reason without having been exercised in full, the number of Shares underlying such unexercised Option shall again be available for purposes of awards to be measured against the foregoing limitations. The aggregate share limit may be adjusted to take into account any Listing, Change in Control or event described in Rule 12 of the Scheme.

5. If any Group Company or Grantor is liable to account for income tax or employment taxes (either currently or upon the subsequent occurrence of a "disqualifying disposition" within the meaning of Code Section 422) for which an Optionholder is liable by virtue of the exercise of the Option, the Optionholder will indemnify any Group Company or

     Grantor for the amount of income tax or employment taxes due. In its discretion a Group Company or the Grantor may:

     (a) withhold the appropriate amount of income tax or employment tax from the Optionholder's remuneration;

     (b) withhold the appropriate number of Shares from the Shares due the Optionholder as a result of the Optionholder's exercise of the Option, but only in an amount equal to the minimum prescribed statutory withholding amounts for federal, state and local withholding tax obligations; or

     (c) make such other arrangements as it considers necessary (including the sale of Shares on behalf of the Optionholder) to finance the amounts described above.

     If approved by the Directors, the Optionholder may discharge the liability himself at the date of exercise of the Option.

6. The number and identity of Eligible Employees shall be limited by the Directors so that this U.S. Plan and any Options granted and Shares issuable or transferable thereunder shall comply with applicable law (including, but not limited to, the securities laws and the income tax laws of the United States or any State thereof).

7. All Options granted under this U.S. Plan shall be evidenced by instrument(s) in such form or forms as may from time to time be approved by the Directors which, among other things, shall set forth the terms and conditions upon which an Optionholder may exercise such Option and the form of payment to exercise the Options, including, but not limited to, whether such payment may be made in cash or previously acquired Shares.

8. If transactions in Shares of the Company become subject to Section 16(b) of the United States Securities Exchange Act of 1934 ("Exchange Act"), the Company may take such reasonable action as may be necessary to ensure that transactions under this U.S. Plan are exempt from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder, as then in effect, or such other applicable Rule or Rules of the United States Securities and Exchange Commission as may be then in effect.

9. If the Company becomes subject to Code Section 162(m), the Company may take such reasonable action as may be necessary to ensure that transactions under this U.S. Plan satisfy the exemption for performance-based compensation under such Code Section.

10. The following provisions shall apply if any Option is granted on terms that it shall qualify as an ISO:

     (a) To the extent the aggregate fair market value (determined as of the Date of Grant) of the Shares underlying one or more Options that are first exercisable in any calendar year that are ISOs under this and all other ISO plans of the Company and its Subsidiaries and any Parent exceed US $100,000, such excess Options shall no longer be treated as ISOs. To satisfy the foregoing limits, Options may be granted on a time vesting basis.

     (b) The Exercise Price of the Shares covered by each such Option shall not be less than the higher of the Exercise Price determined in accordance with the provisions of the Scheme or 100% of the fair market value (within the meaning of Code Section 422) of such Shares on the Date of Grant, provided that if such Optionholder owns at the Date of Grant Shares possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary (a "10 Percent Stockholder") the Exercise Price shall be at least 110% of the fair market value of such Shares on the Date of Grant.

     (c) The Exercise Price of such Option shall be stated in UK Sterling ("L") and shall be payable in UK Sterling.

     (d) Such Option may not be exercisable more than 10 years (5 years in the case of a 10 Percent Stockholder) after the Date of Grant and no Option may be granted tinder this U.S. Plan more than 10 years after this U.S. Plan's date of adoption or, if earlier, the date this U.S. Plan is approved by the stockholders of the Company.

     (e) An Incentive Stock Option ceases to qualify for favorable tax treatment as an ISO to the extent it is exercised more than three months after the date the Optionholder ceases to be a common-law employee for any reason other than death or permanent and total disability (as defined in Section 22(e)(3) of the Code), more than 12 months after the date the Optionholder ceases to be a common-law employee by reason of such permanent and total disability (as defined in Section 22(e)(3) of the Code) or after the Optionholder has been on a leave of absence for more than 3 months, unless the Optionholder's reemployment rights are guaranteed by statute or by contract.

     (f) The Option by its terms shall not be transferable otherwise than by will or the laws of descent and distribution and is exercisable, during his lifetime, only by the Optionholder.

     (g) This U.S. Plan may be further modified to ensure that any Option that is intended to be an ISO under this U.S. Plan will comply with the requirements of Code Section 422 or any successor thereto.

     (h) To the extent that any Option that is intended to qualify as an ISO does not qualify, then the portion thereof which does not so qualify shall constitute a separate NQSO.

     (i) Upon the disposition (within the meaning of Code Section 424(c)) of Shares acquired pursuant to the exercise of an ISO prior to the expiration of the holding period requirements of Code Section 422(a)(I), the Optionholder agrees to give notice to the Company of such disposition and the Company shall have the right to require the Optionholder to pay the Company the amount of any taxes that are required by law to be withheld with respect to such disposition.

11. The Directors shall determine at the Date of Grant, the term during which an Option may be exercised and whether any such Option shall be exercisable in one or more installments. Such an Option may also be subject to any other provision imposed by the Directors that is consistent with the purpose and intent of this U.S. Plan.

12. Subject to Rule 5.1 of the Scheme and any provisions in the Agreement, an Option granted under the Scheme shall Vest in respect of the Shares comprised in that Option as follows:

     (a) upon the expiration of six months from the Date of Grant, the Option will Vest over two sixteenths of the Shares over which it subsists; and

     (b) the Option will Vest over further installments each amounting to one sixteenth of the Shares over which the Option subsists upon the expiration of each period of three months thereafter, until it has Vested in respect of all of the Shares over which it subsists after four years.

     The Directors have discretion to alter the Vesting provisions as set out in this Section 12, and should the Vesting schedule in the Agreement differ from the Vesting as outlined in this Section 12, the terms of the Agreement shall prevail.

13.  An Option may not be exercised before whichever is the later of:

     (a)  the Vesting dates stated in Section 12 of this U.S. Plan:

     (b) the date or dates upon which any Exercise Condition specified in the Agreement pursuant to Rule 5.1 of the Scheme (as amended, relaxed or waived pursuant to Rule 5.2 of the Scheme) has/have been satisfied. To the extent that Exercise Conditions have been satisfied, the Agreement shall include reference to a date on which the Option will become exercisable regardless as to whether the Exercise Conditions have been satisfied.

     but in any event may not be exercised later than the day before the tenth anniversary of the Date of Grant.

14. Subject to the exercise requirements of Section 13 of this U.S. Plan, a Vested Option shall be exercisable in whole or in part and by notice in writing (in the form prescribed by the Company from time to time) given by the Optionholder (or his Personal Representatives as the case may be) to the Company. Unless, and to the extent the Grantor decides otherwise, the notice of exercise of the Option shall be accompanied by cash or a cash equivalent for the aggregate of the Exercise Prices payable.

15. Each Option granted under this U.S. Plan is subject to the condition that if at any time the Grantor, in its discretion, shall determine that the listing, registration or qualification of the Shares covered by such Option upon any securities exchange or under any State or Federal law is necessary or desirable as a condition of, or in connection with, the granting of such Option or the purchase or delivery of Shares thereunder, the right to exercise any Option or the delivery of any or all Shares pursuant to the exercise of the Option may be withheld unless and until such listing, registration or qualification shall have been effected. Unless and until a registration statement is in effect under the United States

     Securities Act of 1933 ("Securities Act") with respect to the Shares to be issued or transferred to an Optionholder upon exercise of an Option, such Optionholder shall be required, as a condition of such exercise, to represent and agree that:

     (a) he understands that such Shares are deemed to be restricted securities within the meaning of Rule 144 under the Securities Act, which may not be resold in the United States or to a United States person except pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act;

     (b) he is acquiring such Shares for investment and not with a view to distribution; and

     (c) he will not resell such Shares at any time when Rule 144 under the Securities Act is not available, except to non-United States persons in transactions effected in accordance with Rule 904 of Regulation S under the Securities Act (or any successor section thereto) and only after the expiration of any holding period the Directors may require.

     The Company may endorse on certificates representing Shares issued or transferred upon the exercise of an Option such legend referring to the foregoing representations or restrictions or any other applicable restrictions on resale as the Company, in its discretion, shall deem appropriate.

16. Subject to the exercise requirements of Section 13 of this U.S. Plan and Rule 7.9.1. of the Scheme, if an Optionholder ceases to hold any office or employment with a Group Company by reason of his death, a Vested Option may be exercised by the Personal Representatives of a deceased Optionholder during the period of one year from the date of death of the Optionholder and if not then exercised, the Option shall lapse and cease to be exercisable at the end of that period of one year.

17. Subject to the exercise requirements of Section 13 of this U.S. Plan and Rule 7.9.1 of the Scheme, if an Optionholder ceases to hold any office or employment with a Group Company on account of injury, illness, disability (as evidenced to the satisfaction of the Board), pregnancy, the transfer of the undertaking or part-undertaking in which the Optionholder is employed to a person other than a Group Company, reaching the Contractual Normal Retirement Date, early retirement with the consent of the Group Company before the Contractual Normal Retirement Date, the Group Company ceasing to be a Group Company or any other reason at the discretion of the Board, the Option, to the extent it has Vested, in accordance with the Agreement on the date of cessation, may be retained and exercised upon the occurrence of an event in accordance with Section 13 of this U.S. Plan. The Option will be capable of exercise for a period of 40 days from the date of cessation. If not then exercised the Option shall lapse.

18. If the Optionholder ceases to hold any office or be employed by a Group Company for any reason other than those set out in Section 16, 17 or 19 of this U.S. Plan, all Options held by that Optionholder shall expire, unless specified otherwise in the Agreement.


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

19. If the Optionholder ceases Employment with a Group Company because he is dismissed for "cause" (as defined below), the right to exercise an Option shall terminate immediately and the Optionholder shall have no entitlement under the Scheme or this U.S. Plan and hold the Group Company harmless in respect thereof. "Cause" shall mean willful misconduct in connection with the Optionholder's office or Employment or willful failure to perform his office or Employment responsibilities in the best interests of his Employer Company including without limitation, breach by the Optionholder of any provision of any Employment contract entered into with a Group Company.

20. The Company may, in the Directors' discretion, designate one or more brokerage houses to sell Shares on behalf of Optionholders on any recognized stock exchange (e.g., London Stock Exchange, New York Stock Exchange, National Association of Securities Dealers Automated Quotation system, etc.); provided that any such broker shall have agreed in writing with the Company that Shares will be sold by such broker only in accordance with Rule 904 of Regulation S under the Securities Act (or any successor section thereto) and only after the expiration of any holding period the Directors may require.

21. If the Optionholder releases his Option in consideration of the grant to him of a new Option pursuant to Rule 11.1 of the Scheme,

     (a) the excess of the aggregate fair market value of the Shares subject to the Option immediately after the substitution or assumption over the aggregate Exercise Price of such Shares may not be more than the excess of the aggregate fair market value of all Shares subject to the Option immediately before such substitution or assumption over the aggregate Exercise Price of such Shares, and

     (b) the new Option or the assumption of the old Option may not give the Optionholder additional benefits which he did not have under the old Option.

     In the event a transaction described in this Section of this U.S. Plan is a merger, reorganization or other corporate transaction to which Code Section 424 would apply, any required adjustments to ISOs, including adjustments to the Exercise Price and the number of Shares subject to ISOs, shall satisfy the requirements of Code Section 424 and regulations thereunder.

22. Notwithstanding any other provision of this U.S. Plan or the Scheme, no Option may be granted or exercised if the grant thereof or the issuance or transfer of Shares thereunder would violate any applicable United States Federal or State securities laws or regulations or any exchange control restrictions.


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